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                                                                   Exhibit 10.15


                 THIRD AMENDMENT TO CHANGE IN CONTROL AGREEMENT
                 ----------------------------------------------


       THIS AMENDMENT (the "Amendment") is made effective as of the 14th day of March, 2001, by and between BALDWIN PIANO & ORGAN COMPANY, a Delaware corporation (the "Company") and DUANE D. KIMBLE (the "Executive").

       WHEREAS, the parties entered into a Change in Control Agreement, dated July 5, 1998 which was amended as of the 24th day of September, 1999 and further amended as of 3rd day of October, 2000 (as amended, the "Change in Control Agreement") and

       WHEREAS, the parties desire to further amend the Change in Control Agreement to reflect the Company's sale of its contract electronics business and to acknowledge that a "Change in Control" has occurred for purposes of the Change in Control Agreement.

       NOW, THEREFORE, in consideration of the premises and the mutual promises and covenants contained herein, the parties agree as follows:

       1. AMENDMENT TO ARTICLE IV. BENEFITS UPON TERMINATION FOLLOWING A CHANGE IN CONTROL - Section 1 of Article IV, Benefits Upon Termination Following a Change in Control, shall be amended by such subsection in its entirety and inserting a new Section (1) as follows:

              "1. TERMINATION - The Executive shall be entitled to, and the Company shall pay or provide to the Executive, the benefits described in Section 2 below if, following January 26, 2001 (on which date a Change in Control occurred for purposes of this Agreement by virtue of the Company's sale of its contract electronics business), the Company terminates the Executive's employment, either by actual termination or constructive termination, prior to the expiration of the term of this Agreement, other than termination for Cause. For purposes of this Agreement, (i) "actual termination" includes any termination except for the Executive's death, disability, willful misconduct, or retirement after the normal retirement date, and (ii) "constructive termination" includes the Company (A) diminishing the Executive's title of President and Chief Financial Officer and/or the Executive's duties and responsibilities that relate to such title, (B) reducing the Executive's annual salary to an amount less than $250,000, (C) materially changing the Executive's assigned site location, and (D) failing to provide the Executive with substantially the same level of retirement and welfare benefits and perquisites that were provided to the Executive prior to January 26, 2001. For the purposes of this Agreement, "Cause" shall be defined to mean alcohol or other drug dependence or addiction; indictment or conviction for any crime involving moral turpitude, fraud or misrepresentation; commission of any act which would constitute a felony; neglect of duty; misappropriation, embezzlement or theft of Company funds or property; conduct with is materially injurious to the reputation, business or business relationships of the Company; or violation of law or Company policy or procedure."

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              2. REAFFIRMATION - Except as expressly modified in this Amendment, the Company and the Executive hereby ratify and confirm each and every provision of the Change in Control Agreement.

              3. ENTIRE AGREEMENT - The terms and provision of the Change in Control Agreement and this Amendment constitute the entire agreement between the Company and the Executive with respect to the subject matter hereof. All references in the Change in Control Agreement and this Amendment to the term "Agreement" shall mean the Change in Control Agreement and all amendments thereto, including without limitation this Amendment. This Amendment may be amended or modified only by a written instrument executed by the Company and the Executive.

              4. GOVERNING LAW - This Amendment shall be governed in all respects by the law of the State of Ohio.

       IN WITNESS WHEREOF, the parties have executed this Third Amendment to Change in Control Agreement as of the day and year first above written.


                                       BALDWIN PIANO & ORGAN COMPANY


                                       By:  /s/Karen L. Hendricks
                                          -----------------------
                                       Printed Name:  Karen L. Hendricks
                                                    --------------------
                                       Title:  Chairman & CEO
                                             ----------------


                                       EXECUTIVE


                                       /s/ Duane D. Kimble
                                       ---------------------------------
                                       Duane D. Kimble